FOR IMMEDIATE RELEASE

HC2 Holdings Reports First Quarter 2019 Results
- First Quarter 2019 Consolidated Net Revenue Grew 8.3% Year-Over-Year to $491.4 Million -
- Reaffirms 2019 Guidance for Construction Segment -

New York, May 7, 2019 - HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, announced today its consolidated results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights

•	Consolidated net revenue grew 8.3% year-over-year to $491.4 million.

•
Net loss attributable to common and participating preferred stockholders improved by $34.1 million to $(1.6) million, or $(0.04) per fully diluted share, compared to $(35.7) million, or $(0.81) per fully diluted share, in the prior-year period.

•	Adjusted EBITDA for Core Operating Subsidiaries* grew 52.1% to $14.3 million, compared to $9.4 million in the prior-year period.

•	Total Adjusted EBITDA, excluding Insurance, of $2.8 million, compared to Adjusted EBITDA loss of $(6.9) million in the prior-year period.

•	Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for Insurance segment of $28.7 million, compared to $2.2 million in the prior-year period.
* “Core Operating Subsidiaries” consists of HC2’s Construction, Marine Services, Energy and Telecommunications segments.

“We started off 2019 strong, making significant progress across our portfolio, particularly in our Construction and Insurance segments,” said Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “Construction generated nearly $200 million in revenue in the quarter, while maintaining a healthy backlog, and continued the integration of GrayWolf Industrial. Meanwhile, our Insurance subsidiary had an excellent quarter driven by the recent addition of the KIC block and buoyed by strong investment performance.”

“Looking at the balance of the year, our strategy in the near-term remains unchanged in terms of reducing debt at the holding company level as we focus on generating consistent and strong cash flows at our Construction and Insurance segments,” continued Mr. Falcone. “Longer term, we are excited about the platform and growth opportunity at Broadcasting and the inherent value at Life Sciences. Our portfolio of businesses performed well in the first quarter, and we look to transform the Company to deliver long-term value for our stockholders.”

First Quarter Financial Highlights

•
Net Revenue: For the first quarter of 2019, HC2 grew consolidated net revenue by 8.3% to $491.4 million, as compared to $453.7 million for the year-ago quarter. The increase was primarily driven by higher revenue from the Insurance, Construction and Marine Services segments, partially offset by a decline in Telecommunications.

NET REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2019	2018	Increase / (Decrease)
Construction	$192.1	$158.9	$33.2
Marine Services	42.4	36.7	5.7
Energy	5.1	4.5	0.6
Telecommunications	155.5	202.3	(46.8)
Total Core Operating Subsidiaries	$395.1	$402.4	$(7.3)
Insurance	88.8	40.2	48.6
Broadcasting	9.8	10.7	(0.9)
Other	—	2.4	(2.4)
Eliminations (1)	(2.3)	(2.0)	(0.3)
Consolidated HC2	$491.4	$453.7	$37.7
(1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three months ended March 31, 2019 and 2018. Such adjustments are related to transactions between entities under common control which are eliminated or are reclassified in consolidation.

Net Income / (Loss): For the first quarter of 2019, HC2 reported Net Loss attributable to common stock and participating preferred stockholders of $(1.6) million, or $(0.04) per fully diluted share, compared to $(35.7) million, or $(0.81) per fully diluted share, for the first quarter 2018.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2019	2018	Increase / (Decrease)
Construction	$2.1	$3.5	$(1.4)
Marine Services	(6.4)	(6.3)	(0.1)
Energy	(0.6)	(0.7)	0.1
Telecommunications	0.6	1.1	(0.5)
Total Core Operating Subsidiaries	$(4.3)	$(2.4)	$(1.9)
Life Sciences	(2.6)	(3.9)	1.3
Insurance	33.8	1.2	32.6
Broadcasting	(4.4)	(12.7)	8.3
Other & Elimination	0.6	(0.1)	0.7
Non-operating Corporate	(23.6)	(15.1)	(8.5)
Consolidating eliminations attributable to HC2 Holdings Insurance segment	(2.3)	(2.0)	(0.3)
Net loss attributable to HC2 Holdings, Inc.	$(2.8)	$(35.0)	$32.2
Less: Preferred dividends, deemed dividends, and repurchase gains	(1.2)	0.7	(1.9)
Net loss attributable to common stock and participating preferred stockholders	$(1.6)	$(35.7)	$34.1
.

•
Adjusted EBITDA: Adjusted EBITDA for “Core Operating Subsidiaries” grew 52.1% to a combined $14.3 million for the first quarter of 2019, compared to $9.4 million for the year-ago quarter, as improvements at the Construction, Marine Services and Energy segments more than offset reduced contributions from Telecommunications.

For the first quarter of 2019, Total HC2 Adjusted EBITDA, which excludes the Insurance segment, was $2.8 million, compared to an Adjusted EBITDA loss of $(6.9) million for the year-ago quarter, due primarily to net growth from the Company’s Core Operating Subsidiaries, reduced losses at the Broadcasting and Life Sciences segments, and lower recurring expenses at the Non-operating Corporate segment.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2019	2018	Increase / (Decrease)
Construction	$12.4	$10.0	$2.4
Marine Services	0.1	(2.4)	2.5
Energy	1.0	0.7	0.3
Telecommunications	0.8	1.1	(0.3)
Total Core Operating Subsidiaries	$14.3	$9.4	$4.9
Life Sciences	(2.9)	(4.3)	1.4
Broadcasting	(2.5)	(5.1)	2.6
Other and Eliminations	—	(0.2)	0.2
Non-operating Corporate	(6.1)	(6.7)	0.6
Total HC2 Adjusted EBITDA	$2.8	$(6.9)	$9.7

•
Balance Sheet: As of March 31, 2019, HC2 had consolidated cash, cash equivalents and investments of $4.3 billion, which includes cash and investments associated with HC2’s Insurance segment. Excluding the Insurance segment, consolidated cash was $46.6 million, of which $1.3 million was at the HC2 corporate level. On April 3, 2019, HC2 entered into a $15 million secured revolving credit agreement with MSD PCOF Partners IX, LLC, as the lender.

First Quarter 2019 Segment Highlights

•	Construction

–
For the first quarter of 2019, DBM Global Inc. (“DBM”) reported Net Income of $2.1 million, compared to $3.5 million for the year-ago quarter. Adjusted EBITDA grew 24% year-over-year to $12.4 million, driven by positive project execution in the Western U.S. and a full quarter of contributions from GrayWolf Industrial.

–
Total backlog for Construction was approximately $558.6 million as of March 31, 2019, compared to $718.3 million for the year-ago quarter. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $678 million at the end of the first quarter 2019, compared to $759 million as of the first quarter 2018.

•	Insurance

–	As of March 31, 2019, Insurance had $4.3 billion of cash and invested assets, $5.4 billion in total GAAP assets, and an estimated $310 million of total adjusted insurance capital base.

–
For the first quarter of 2019, Continental Insurance Group (“Continental”) reported Net Income of $33.8 million, compared to $1.2 million for the year-ago quarter. Pre-tax Insurance AOI was $28.7 million for the first quarter of 2019, compared to $2.2 million for the year-ago quarter, driven by net investment income and policy premiums from the KIC block acquisition. Additionally contributing to the increase was higher net investment income on the legacy CGI block, driven by both the growth and mix of the investment portfolio, and decreases in benefits and expenses related to higher claims terminations.

•	Marine Services

–
Total backlog for Marine Services was approximately $455.1 million as of March 31, 2019, inclusive of $119.8 million of installation projects, compared to $430.1 million for the year-ago quarter, inclusive of $70.3 million of installation projects. Installation project backlog increased by $49.5 million compared to the year-ago quarter.

–
Global Marine will receive approximately $4.9 million in additional special dividends in the second quarter 2019. Prospectively, Huawei Marine has agreed to annually distribute a minimum of 30% of cumulative distributable net profits as dividends.

•	Broadcasting

–
As of May 1, 2019, including completed and pending transactions, HC2’s Broadcasting segment has 186 operational stations, including 15 full-power stations, 61 Class A stations and 110 LPTV stations. In addition, Broadcasting has over 350 silent licenses and construction permits. The total Broadcasting footprint currently covers approximately 60 percent of the U.S. population, in over 130 U.S. markets, including 9 of the top 10 markets across the United States.

Global Marine Strategic Alternatives Update

HC2 continues to explore strategic alternatives for its Global Marine subsidiary, including a potential sale. As previously mentioned, HC2 intends to use the net proceeds from a potential sale to reduce its overall debt. There can be no assurance that the exploration of any strategic alternative, including a potential sale, will result in a consummated transaction or other alternative.

Reaffirms 2019 Guidance for Construction Segment

While the complex nature of certain large-scale DBM Global projects could cause quarterly variability in their financial results, the Company reaffirms its expectations for the full year 2019 for its largest Adjusted EBITDA segment contributor, Construction:

•	Construction: $75 million and $80 million of Adjusted EBITDA

The Company has provided 2019 guidance with regard to the non-GAAP measures of Adjusted EBITDA. These measures exclude from the corresponding GAAP financial measures the effect of special items as described below under “Non-GAAP Financial Measures.” The Company has not provided a reconciliation of such non-GAAP guidance to the most directly comparable GAAP measure because it cannot predict and quantify with a reasonable degree of confidence all of the special items that may occur during 2019.

HC2 does not guarantee future results of any kind. The Company’s guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results, and is subject to risks and uncertainties, including, without limitation, those factors outlined in the “Forward Looking Statements” of this release and the “Risk Factors” section of the Company’s annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”).

Conference Call
HC2 Holdings, Inc. will host a live conference call to discuss its first quarter 2019 financial results and operations today at 5:00 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the HC2 Website at ir.hc2.com, to accompany the conference call.
Dial-in instructions for the conference call and the replay are as follows:
Live Call
Domestic Dial-In (Toll Free): 1-866-395-3893
International Dial-In: 1-678-509-7540
Participant Entry Number: 2062747
Alternatively, a live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the HC2 Website at ir.hc2.com.
Conference Replay*
Domestic Dial-In (Toll Free): 1-855-859-2056
International Dial-In: 1-404-537-3406
Conference Number: 2062747
*Available approximately two hours after the end of the conference call through June 6, 2019.

About HC2
HC2 Holdings, Inc. is a publicly traded (NYSE:HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across eight reportable segments, including Construction, Marine Services, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Contact
Investor Relations
Garrett Edson
ICR
Phone: (212) 235-2691
E-mail: ir@hc2.com

Non-GAAP Financial Measures
In this press release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Core Operating Subsidiary Adjusted EBITDA, Total Adjusted EBITDA (excluding the Insurance segment), Adjusted EBITDA for its operating segments, Adjusted Operating Income for the Insurance segment and Pre-Tax Adjusted Operating Income for the Insurance segment.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.
The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for depreciation and amortization; amortization of equity method fair value adjustments at acquisition; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense, and FCC reimbursements; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; gain (loss) on sale of subsidiaries; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; (gain) loss from discontinued operations; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and do not purport to be alternatives to net income (loss) or other GAAP financial measures or a measure of our operating performance.

Adjusted Operating Income - Insurance
Adjusted Operating Income (“Insurance AOI”) and Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for the Insurance segment are non-U.S. GAAP financial measures frequently used throughout the insurance industry and are economic measures the Insurance segment uses to evaluate its financial performance. Management believes that Insurance AOI and Pretax Insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provide insight into an organization’s operating trends and facilitates comparisons between peer companies. However, Insurance AOI and Pre-tax Insurance AOI have certain limitations, and we may not calculate it the same as other companies in our industry. It should, therefore, be read together with the Company's results calculated in accordance with U.S. GAAP.
Similarly to Adjusted EBITDA, using Insurance AOI and Pre-tax Insurance AOI as performance measures have inherent limitations as an analytical tool as compared to income (loss) from operations or other U.S. GAAP financial measures, as these non-U.S. GAAP measures excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Insurance AOI and Pre-tax Insurance AOI should not be considered in isolation and do not purport to be an alternative to income (loss) from operations or other U.S. GAAP financial measures as a measure of our operating performance.
Management defines Insurance AOI as Net income (loss) for the Insurance segment adjusted to exclude the impact of net investment gains (losses), including OTTI losses recognized in operations; asset impairment; intercompany elimination; bargain purchase gains; reinsurance gains; and acquisition costs. Management defines Pre-tax Insurance AOI as Insurance AOI adjusted to exclude the impact of income tax (benefit) expense recognized during the current period. Management believes that Insurance AOI and Pre-tax Insurance AOI provide meaningful financial metrics that help investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the Insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations.

Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include, without limitation, our 2019 guidance for the Construction and Marine Services segments and statements regarding our expectations regarding building shareholder value and future cash flow and invested assets.  Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and HC2's subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.
You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$404.9	$415.5
Life, accident and health earned premiums, net	29.9	20.0
Net investment income	51.1	17.7
Net realized and unrealized gains on investments	5.5	0.5
Net revenue	491.4	453.7
Operating expenses
Cost of revenue	357.7	375.6
Policy benefits, changes in reserves, and commissions	52.7	32.3
Selling, general and administrative	52.9	52.1
Depreciation and amortization	6.9	9.7
Other operating income, net	(0.4)	(2.2)
Total operating expenses	469.8	467.5
Income (loss) from operations	21.6	(13.8)
Interest expense	(22.3)	(19.3)
Loss from equity investees	(4.9)	(5.2)
Other income, net	3.3	1.1
Loss from continuing operations before income taxes	(2.3)	(37.2)
Income tax expense	(4.0)	(1.7)
Net loss	(6.3)	(38.9)
Less: Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	3.5	3.9
Net loss attributable to HC2 Holdings, Inc.	(2.8)	(35.0)
Less: Preferred dividends, deemed dividends, and repurchase gains	(1.2)	0.7
Net loss attributable to common stock and participating preferred stockholders	$(1.6)	$(35.7)

Loss per common share
Basic and diluted	$(0.04)	$(0.81)

Weighted average common shares outstanding:
Basic and diluted	44.8	44.3

HC2 HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Investments:
Fixed maturity securities, available-for-sale at fair value	$3,625.9	$3,391.6
Equity securities	172.7	200.5
Mortgage loans	137.2	137.6
Policy loans	19.7	19.8
Other invested assets	67.9	72.5
Total investments	4,023.4	3,822.0
Cash and cash equivalents	302.2	325.0
Accounts receivable, net	328.4	379.2
Recoverable from reinsurers	975.8	1,000.2
Deferred tax asset	1.8	2.1
Property, plant and equipment, net	376.6	376.3
Goodwill	171.7	171.7
Intangibles, net	221.7	219.2
Other assets	280.8	208.1
Total assets	$6,682.4	$6,503.8

Liabilities, temporary equity and stockholders’ equity
Life, accident and health reserves	$4,549.0	$4,562.1
Annuity reserves	241.5	245.2
Value of business acquired	238.0	244.6
Accounts payable and other current liabilities	320.3	344.9
Deferred tax liability	34.6	30.3
Debt obligations	762.0	743.9
Other liabilities	187.2	110.8
Total liabilities	6,332.6	6,281.8
Commitments and contingencies
Temporary equity
Preferred stock	10.3	20.3
Redeemable noncontrolling interest	7.3	8.0
Total temporary equity	17.6	28.3
Stockholders’ equity
Common stock, $.001 par value	—	—
Shares authorized: 80,000,000 at March 31, 2019 and December 31, 2018;
Shares issued: 46,266,918 and 45,391,397 at March 31, 2019 and December 31, 2018;
Shares outstanding: 45,563,003 and 44,907,818 at March 31, 2019 and December 31, 2018, respectively
Additional paid-in capital	264.4	260.5
Treasury stock, at cost: 703,915 and 483,579 shares at March 31, 2019 and December 31, 2018, respectively	(3.2)	(2.6)
Accumulated deficit	(64.3)	(57.2)
Accumulated other comprehensive income (loss)	36.2	(112.6)
Total HC2 Holdings, Inc. stockholders’ equity	233.1	88.1
Noncontrolling interest	99.1	105.6
Total stockholders’ equity	332.2	193.7
Total liabilities, temporary equity and stockholders’ equity	$6,682.4	$6,503.8

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three Months Ended March 31, 2019
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net (loss) attributable to HC2 Holdings, Inc.									$(2.8)
Less: Net Income attributable to HC2 Holdings Insurance segment									33.8
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(2.3)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance Segment	$2.1	$(6.4)	$(0.6)	$0.6	$(2.6)	$(4.4)	$0.6	$(23.6)	$(34.3)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.9	6.6	1.4	0.1	—	1.4	—	—	13.4
Depreciation and amortization (included in cost of revenue)	2.1	—	—	—	—	—	—	—	2.1
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Other operating (income) expenses	(0.1)	0.6	—	—	—	(0.9)	—	—	(0.4)
Interest expense	2.5	1.1	0.4	—	—	1.6	—	16.7	22.3
Other (income) expense, net	—	—	0.1	—	—	0.1	(0.6)	(2.7)	(3.1)
Foreign currency loss (included in cost of revenue)	—	0.1	—	—	—	—	—	—	0.1
Income tax (benefit) expense	1.0	—	—	—	—	—	—	2.3	3.3
Noncontrolling interest	0.1	(2.4)	(0.3)	—	(0.3)	(0.6)	—	—	(3.5)
Share-based payment expense	—	0.4	—	—	—	0.2	—	1.1	1.7
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.8	0.5	—	0.1	—	0.1	—	0.1	1.6
Adjusted EBITDA	$12.4	$0.1	$1.0	$0.8	$(2.9)	$(2.5)	$—	$(6.1)	$2.8

Total Core Operating Subsidiaries	$14.3

(in millions)	Three Months Ended March 31, 2018
	Core Operating Subsidiaries				Early Stage & Other				Total HC2
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate
Net (loss) attributable to HC2 Holdings, Inc.									$(35.0)
Less: Net Income attributable to HC2 Holdings Insurance segment									1.2
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(2.0)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$3.5	$(6.3)	$(0.7)	$1.1	$(3.9)	$(12.7)	$(0.1)	$(15.1)	$(34.2)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	1.5	6.9	1.3	0.1	0.1	0.7	—	—	10.6
Depreciation and amortization (included in cost of revenue)	1.6	—	—	—	—	—	—	—	1.6
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Other operating (income) expenses	0.4	(2.6)	—	—	—	—	—	—	(2.2)
Interest expense	0.4	1.2	0.3	—	—	5.7	—	11.7	19.3
Other (income) expense, net	0.1	0.9	0.1	(0.1)	—	(0.1)	—	(0.7)	0.2
Foreign currency (gain) (included in cost of revenue)	—	(0.1)	—	—	—	—	—	—	(0.1)
Income tax (benefit) expense	1.8	—	—	—	—	—	—	(3.3)	(1.5)
Noncontrolling interest	0.3	(2.4)	(0.3)	—	(0.8)	(0.6)	(0.1)	—	(3.9)
Bonus to be settled in equity	—	—	—	—	—	—	—	0.2	0.2
Share-based payment expense	—	0.4	—	—	0.1	0.3	—	0.3	1.1
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.4	—	—	—	0.2	1.6	—	0.2	2.4
Adjusted EBITDA	$10.0	$(2.4)	$0.7	$1.1	$(4.3)	$(5.1)	$(0.2)	$(6.7)	$(6.9)

Total Core Operating Subsidiaries	$9.4

HC2 HOLDINGS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED OPERATING INCOME ("INSURANCE AOI")
AND PRE-TAX OPERATING INCOME ("PRE-TAX INSURANCE AOI")
(Unaudited)

The table below shows the adjustments made to the reported Net income (loss) of the Insurance segment to calculate Insurance AOI and Pre-tax Insurance AOI.

(in millions)	Three Months Ended March 31,
	2019	2018	Increase / (Decrease)
Net income	$33.8	$1.2	$32.6
Effect of investment (gains) (1)	(6.0)	(2.5)	(3.5)
Acquisition costs	0.2	0.3	(0.1)
Insurance AOI	28.0	(1.0)	29.0
Income tax expense (benefit)	0.7	3.2	(2.5)
Pre-tax Insurance AOI	$28.7	$2.2	$26.5
(1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three months ended March 31, 2019 and 2018. Such adjustments are related to transactions between entities under common control which are eliminated or are reclassified in consolidation.